Press Release

RLJ Lodging Trust Reports Third Quarter 2014 Results

- Pro forma RevPAR increased 9.6% and Pro forma Hotel EBITDA Margin expanded 201 bps
- Guidance raised across the board to reflect strong performance and acquisitions

Bethesda, MD, November 3, 2014 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2014.

Third Quarter Highlights

•	Pro forma RevPAR increased 9.6%, Pro forma ADR increased 4.6%, and Pro forma Occupancy increased 4.8%

•	Pro forma Hotel EBITDA Margin increased 201 basis points to 36.8%

•	Pro forma Consolidated Hotel EBITDA increased 16.0% to $109.4 million

•	Adjusted FFO increased 34.2% to $87.4 million

•	Acquired two hotels in attractive high-growth markets for more than $125 million

•	Increased cash dividend by 36.4% to $0.30 per share for the quarter

“Our results this quarter illustrate that our disciplined investment strategy and our focus on operational excellence continue to drive solid growth for our portfolio,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “With the completion of our recent financing, we further strengthened our balance sheet and increased our flexibility for future growth. Our strong results have allowed us to increase our dividend meaningfully and continue to deliver significant value to our shareholders.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are pro forma. The prefix “pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude hotels sold during the period and non-comparable hotels that were not open for operation or closed for renovations for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the three months ended September 30, 2014, increased 9.6% over the comparable period in 2013, driven by a Pro forma ADR increase of 4.6% and a Pro forma Occupancy increase of 4.8%. Several of the Company’s top six markets achieved double digit RevPAR growth. Austin, Denver, Washington D.C., and Houston experienced RevPAR growth of 14.1%, 11.1%, 10.8%, and 10.4%, respectively. For the nine months ended September 30, 2014, Pro forma RevPAR increased 7.5% over the comparable period in 2013, driven by a Pro forma ADR increase of 3.7% and a Pro forma Occupancy increase of 3.7%.

Pro forma Hotel EBITDA Margin for the three months ended September 30, 2014, increased 201 basis points over the comparable period in 2013 to 36.8%. For the nine months ended September 30, 2014, Pro forma Hotel EBITDA Margin increased 101 basis points over the comparable period in 2013 to 35.9%, adjusted to normalize 2013 ground rent at the Courtyard Waikiki Beach.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the three months ended September 30, 2014, Pro forma Consolidated Hotel EBITDA increased $15.1 million to $109.4 million, representing a 16.0% increase over the comparable period in 2013. For the nine months ended September 30, 2014, Pro forma Consolidated Hotel EBITDA increased $29.7 million to $307.9 million, representing a 10.7% increase over the comparable period in 2013, adjusted to normalize 2013 ground rent at the Courtyard Waikiki Beach.

Adjusted EBITDA for the three months ended September 30, 2014, increased $20.9 million to $101.6 million, representing a 25.8% increase over the comparable period in 2013. For the nine months ended September 30, 2014, Adjusted EBITDA increased $42.5 million to $276.7 million, representing an increase of 18.1% over the comparable period in 2013.

Adjusted FFO for the three months ended September 30, 2014, increased $22.3 million to $87.4 million, representing a 34.2% increase over the comparable period in 2013. For the nine months ended September 30, 2014, Adjusted FFO increased $50.6 million to $234.6 million, representing an increase of 27.5% over the comparable period in 2013.

Adjusted FFO per diluted share and unit for the three and nine months ended September 30, 2014, was $0.66 and $1.83, respectively, based on the Company’s diluted weighted-average common shares and units outstanding of 133.3 million and 128.2 million for each period, respectively.

Non-recurring items which are noteworthy for the three months ended September 30, 2014, include an impairment loss of $9.2 million related to certain hotels being marketed for sale.

Non-recurring items are included in net income attributable to common shareholders but have been excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing is provided in the Non-GAAP reconciliation tables for the three and nine months ended September 30, 2014 and 2013.

Net income attributable to common shareholders for the three months ended September 30, 2014, was $36.8 million compared to $36.5 million for the comparable period in 2013. For the nine months ended September 30, 2014, net income attributable to common shareholders was $101.6 million, compared to $85.5 million for the comparable period in 2013.

Net cash flow from operating activities for the nine months ended September 30, 2014, totaled $224.1 million compared to $185.2 million for the comparable period in 2013.

Acquisitions
During the three months ended September 30, 2014, the Company acquired two hotels in attractive high-growth markets: the 194-room Hyatt Atlanta Midtown in Atlanta, Georgia, and the 215-room DoubleTree Grand Key Resort in Key West, Florida.

On July 14, 2014, the Company acquired the 194-room Hyatt Atlanta Midtown in an off-market transaction for a total purchase price of $49.5 million, or approximately $255,000 per key. The Company expects that the purchase price will represent a forward capitalization rate of approximately 8.0% based on the hotel's projected 2015 net operating income.

On September 11, 2014, the Company acquired the 215-room DoubleTree Grand Key Resort in an off-market transaction for a purchase price of $77.0 million, or approximately $358,000 per key. The Company plans to spend an estimated $7.0 million on renovation upgrades in 2015. The Company expects that the purchase price and pending capital expenditures will represent a forward capitalization rate of approximately 8.0% based on the hotel's projected 2016 net operating income.

Balance Sheet
As of September 30, 2014, the Company had $274.4 million of unrestricted cash on its balance sheet, $300.0 million available on its revolving credit facility, and approximately $1.6 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period ended September 30, 2014, was 3.5 times.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.30 per common share of beneficial interest. This dividend represents a 36.4% increase to the prior quarter's regular cash dividend. The dividend was paid on October 15, 2014, to shareholders of record as of September 30, 2014.

Subsequent Events
In October 2014, the Company originated four mortgage loans totaling $143.0 million and used the proceeds to retire five mortgage loans. The new mortgages bear a floating rate of LIBOR plus 225 basis points.

2014 Outlook
The Company’s outlook has been updated to reflect the portfolio's strong performance and recent acquisitions. The outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2014 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Pro forma operating statistics include results for periods prior to the Company’s ownership and therefore assume the hotels were owned since January 1, 2013. Pro forma Consolidated Hotel EBITDA includes approximately $12.2 million of prior ownership Hotel EBITDA for recently acquired hotels that is not included in the Company’s Adjusted EBITDA or Adjusted FFO. Pro forma guidance removes income from hotels that were sold.

For the full year 2014, the Company anticipates:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth (1)	6.0% to 8.0%	5.0% to 7.0%
Pro forma Hotel EBITDA Margin (1)	35.1% to 36.1%	34.7% to 35.7%
Pro forma Consolidated Hotel EBITDA	$390.0M to $410.0M	$380.0M to $400.0M
(1) Excludes non-comparable hotels. Properties closed for renovations are considered non-comparable and therefore are excluded for periods in which they are closed.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 4, 2014, at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 150 properties, comprised of 148 hotels with more than 23,300 rooms and two planned hotel conversions, located in 21 states and the District of Columbia.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urge investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

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Additional Contacts:
Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:

 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or were closed for renovations for comparable periods. Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes the results of non-comparable hotels which were not open for operation or were closed for renovations during the comparable periods.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain additional items, such as transaction and pursuit costs, the amortization of share based compensation, and certain other expenses that the Company considers outside the normal course of business. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items, as applicable:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company. The Company has excluded the amortization of share based compensation, non-cash gain or loss on the disposal of assets, non-cash gain or loss on the extinguishment of indebtedness, non-cash gain on foreclosure, the accelerated amortization of deferred management and financing fees, and impairment loss.

•
Other Non-operational Expenses: The Company excludes the effect of certain non-operational expenses because it believes they do not reflect the underlying performance of the Company. The Company has excluded the loss on defeasance and legal expenses it considered outside the normal course of business.

New Accounting Treatment for Discontinued Operations
The Company adopted Financial Accounting Standards Board Accounting Standards Update 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Going forward, the Company will only classify dispositions in discontinued operations if they represent a strategic shift in operations (e.g., disposal of a major line of business). The 14 assets sold during the nine months ended September 30, 2014, do not represent a strategic shift in operations for the Company.

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Investment in hotels and other properties, net	$3,704,801	$3,241,163
Cash and cash equivalents	274,440	332,248
Restricted cash reserves	59,484	62,430
Hotel and other receivables, net of allowance of $233 and $234, respectively	37,574	22,762
Deferred financing costs, net	9,866	11,599
Deferred income tax asset	2,941	2,529
Purchase deposits	1,000	7,246
Prepaid expense and other assets	43,882	37,997
Total assets	$4,133,988	$3,717,974
Liabilities and Equity
Mortgage loans	$533,335	$559,665
Term loans	1,025,000	850,000
Accounts payable and accrued expense	125,752	115,011
Deferred income tax liability	3,325	3,548
Advance deposits and deferred revenue	13,074	9,851
Accrued interest	2,711	2,695
Distributions payable	41,834	30,870
Total liabilities	1,745,031	1,571,640
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 132,024,296 and 122,640,042 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	1,319	1,226
Additional paid-in-capital	2,417,759	2,178,004
Accumulated other comprehensive loss	(7,287)	(5,941)
Distributions in excess of net earnings	(40,369)	(45,522)
Total shareholders’ equity	2,371,422	2,127,767
Noncontrolling interest
Noncontrolling interest in joint venture	6,226	7,306
Noncontrolling interest in Operating Partnership	11,309	11,261
Total noncontrolling interest	17,535	18,567
Total equity	2,388,957	2,146,334
Total liabilities and equity	$4,133,988	$3,717,974

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Revenue
Operating revenue
Room revenue	$261,895	$221,318	$727,367	$635,157
Food and beverage revenue	27,076	22,907	77,924	71,206
Other operating department revenue	8,695	7,891	23,795	21,446
Total revenue	297,666	252,116	829,086	727,809
Expense
Operating expense
Room expense	57,012	49,388	158,669	139,550
Food and beverage expense	19,397	16,629	55,016	50,406
Management fee expense	11,569	8,773	32,639	25,524
Other operating expense	83,273	74,482	234,281	213,919
Total property operating expense	171,251	149,272	480,605	429,399
Depreciation and amortization	37,243	31,551	105,541	94,748
Impairment loss	9,200	—	9,200	—
Property tax, insurance and other	17,874	16,628	53,064	47,873
General and administrative	11,029	8,961	31,293	26,839
Transaction and pursuit costs	480	478	4,375	2,822
Total operating expense	247,077	206,890	684,078	601,681
Operating income	50,589	45,226	145,008	126,128
Other income	48	164	563	334
Interest income	337	241	1,622	777
Interest expense	(13,858)	(16,511)	(42,646)	(50,170)
Gain on foreclosure	—	4,831	—	4,831
Income from continuing operations before income tax expense	37,116	33,951	104,547	81,900
Income tax expense	(374)	(181)	(1,162)	(752)
Income from continuing operations	36,742	33,770	103,385	81,148
Income from discontinued operations	—	3,158	—	5,349
Gain (loss) on disposal of hotel properties	322	—	(975)	—
Net income	37,064	36,928	102,410	86,497
Net income attributable to non-controlling interests
Noncontrolling interest in consolidated joint venture	(57)	(166)	(102)	(321)
Noncontrolling interest in common units of Operating Partnership	(247)	(293)	(712)	(700)
Net income attributable to common shareholders	$36,760	$36,469	$101,596	$85,476
Basic per common share data
Income from continuing operations attributable to common shareholders, including loss on disposal of hotel properties	$0.28	$0.27	$0.80	$0.68
Discontinued operations	—	0.03	—	0.05
Net income per share attributable to common shareholders	$0.28	$0.30	$0.80	$0.73
Weighted-average number of common shares	131,106,440	121,594,219	126,070,309	116,697,417
Diluted per common share data
Income from continuing operations attributable to common shareholders, including loss on disposal of hotel properties	$0.28	$0.27	$0.79	$0.67
Discontinued operations	—	0.03	—	0.05
Net income per share attributable to common shareholders	$0.28	$0.30	$0.79	$0.72
Weighted-average number of common shares	132,386,843	122,750,121	127,297,901	117,797,670

Note:
The Statement of Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Net income	$37,064	$36,928	$102,410	$86,497
Depreciation and amortization	37,243	31,551	105,541	94,748
(Gain) Loss on disposal of hotel properties	(322)	—	975	—
Gain on extinguishment of indebtedness	—	(3,277)	—	(5,702)
Impairment loss	9,200	—	9,200	—
Noncontrolling interest in joint venture	(57)	(166)	(102)	(321)
Adjustments related to discontinued operations (1)	—	35	—	191
Adjustments related to joint venture (2)	(47)	(121)	(139)	(363)
FFO attributable to common shareholders	83,081	64,950	217,885	175,050
Gain on foreclosure	—	(4,831)	—	(4,831)
Transaction and pursuit costs	480	478	4,375	2,822
Amortization of share based compensation	3,851	3,344	11,244	9,691
Loan related costs (3)	—	1,046	1,073	1,046
Other expenses (4)	—	133	—	157
Adjusted FFO	$87,412	$65,120	$234,577	$183,935

Adjusted FFO per common share and unit-basic	$0.66	$0.53	$1.85	$1.56
Adjusted FFO per common share and unit-diluted	$0.66	$0.53	$1.83	$1.55

Basic weighted-average common shares and units outstanding (5)	132,000	122,488	126,964	117,591
Diluted weighted-average common shares and units outstanding (5)	133,281	123,644	128,192	118,692

Note:
(1) Includes depreciation and amortization expense from discontinued operations.
(2) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(3) Represents loss on defeasance and accelerated amortization of deferred financing fees.
(4) Represents accelerated deferred management expense and legal expenses outside the normal course of operations.
(5) Includes 0.9 million operating partnership units.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Net income	$37,064	$36,928	$102,410	$86,497
Depreciation and amortization	37,243	31,551	105,541	94,748
Interest expense, net (1)	13,850	16,501	41,991	50,149
Income tax expense	374	181	1,162	752
Noncontrolling interest in joint venture	(57)	(166)	(102)	(321)
Adjustments related to discontinued operations (2)	—	66	—	563
Adjustments related to joint venture (3)	(47)	(121)	(139)	(363)
EBITDA	88,427	84,940	250,863	232,025
Gain on foreclosure	—	(4,831)	—	(4,831)
Transaction and pursuit costs	480	478	4,375	2,822
Gain on extinguishment of indebtedness	—	(3,277)	—	(5,702)
Impairment loss	9,200	—	9,200	—
(Gain) loss on disposal of hotel properties	(322)	—	975	—
Amortization of share based compensation	3,851	3,344	11,244	9,691
Other expenses (4)	—	133	—	157
Adjusted EBITDA	$101,636	$80,787	$276,657	$234,162
General and administrative (5)	7,178	5,617	20,049	17,148
Operating results from noncontrolling interest in joint venture	104	287	241	684
Residential income	(11)	(188)	23	(420)
Pro forma adjustments (6)	368	11,776	12,176	37,954
Income from sold properties	29	(4,055)	(1,181)	(11,663)
Other corporate adjustments	93	67	(48)	331
Pro forma Consolidated Hotel EBITDA	109,397	94,291	307,917	278,196
Non-comparable hotels (7)	(933)	(356)	(2,111)	(642)
Pro forma Hotel EBITDA	$108,464	$93,935	$305,806	$277,554
Note:
(1) Interest expense is net of interest income, excludes amounts attributable to investment in loans of $0.3 million and $1.0 million for the three and nine months ended September 30, 2014, respectively, and $0.2 million and $0.8 million for the three and nine months ended September 30, 2013, respectively.
(2) Includes depreciation, amortization, and interest expense from discontinued operations.
(3) Includes depreciation, amortization, and interest expense allocated to the noncontrolling interest in the joint venture.
(4) Represents accelerated deferred management expense and legal expenses outside the normal course of operations.
(5) General and administrative expenses exclude amortization of share based compensation, which is reflected in Adjusted EBITDA.
(6) Reflects prior ownership results of recent acquisitions and normalizes ground rent for the Courtyard Waikiki Beach. For nine months ended September 30, 2013, Pro forma Hotel EBITDA for Courtyard Waikiki Beach was reduced by $1.6 million.
(7) Reflects the results of Residence Inn Atlanta Midtown/Georgia Tech, Hyatt Atlanta Midtown, and Hilton Cabana Miami Beach, which were not open for the entirety of the comparable periods. Also reflects the results of Fairfield Inn & Suites Key West during three months ended September 30, 2014 and 2013, since it was closed for a comprehensive renovation during Q3 2014.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of September 30, 2014
Secured Debt
Capmark Financial Group - 1 hotel	10	May 2015	Fixed	5.55%	$10,615
Capmark Financial Group - 1 hotel	10	Jun 2015	Fixed	5.55%	4,605
Barclays Bank - 12 hotels	10	Jun 2015	Fixed	5.55%	108,576
Barclays Bank - 4 hotels	10	Jun 2015	Fixed	5.60%	27,030
Capmark Financial Group - 1 hotel	10	Jul 2015	Fixed	5.50%	6,273
Barclays Bank - 1 hotel	10	Sep 2015	Fixed	5.44%	10,236
Wells Fargo - 5 hotels (2)	3	Oct 2016	Floating	3.76%	142,000
PNC Bank - 5 hotels	4	May 2017	Floating	2.51%	74,000
Wells Fargo - 4 hotels	3	Sep 2020	Floating (3)	4.19%	150,000
Secured Total / Weighted Average				4.27%	$533,335

Unsecured Debt
Credit Facility	4	Nov 2017	Floating	—%	$—
2013 Five-Year Term Loan	5	Aug 2018	Floating (3)(4)	3.07%	400,000
2012 Five-Year Term Loan	5	Mar 2019	Floating (3)(5)	1.71%	400,000
Seven-Year Term Loan	7	Nov 2019	Floating (3)	4.04%	225,000
Unsecured Total / Weighted Average				2.75%	$1,025,000

Total Debt / Weighted Average				3.27%	$1,558,335

Note:

(1)	Interest rates as of September 30, 2014.

(2)	In October 2014, the Company refinanced these mortgage loans. See "Subsequent Events" section for more information.

(3)	The floating interest rate is hedged with an interest rate swap.

(4)	Reflects interest rate swap on $350.0 million.

(5)	Interest rate does not reflect forward interest rate swap. Forward swap only applicable to $275.0 million.

RLJ Lodging Trust
Acquisitions
 (unaudited)

2014 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions) (1)	% Interest
Hyatt House Charlotte Center City	Charlotte, NC	Mar 12, 2014	Hyatt Affiliate	163	$32.5	100%
Hyatt House Cypress Anaheim	Cypress, CA	Mar 12, 2014	Hyatt Affiliate	142	14.8	100%
Hyatt House Emeryville SF Bay Area	Emeryville, CA	Mar 12, 2014	Hyatt Affiliate	234	39.3	100%
Hyatt House San Diego Sorrento Mesa	San Diego, CA	Mar 12, 2014	Hyatt Affiliate	193	36.0	100%
Hyatt House San Jose Silicon Valley	San Jose, CA	Mar 12, 2014	Hyatt Affiliate	164	44.2	100%
Hyatt House San Ramon	San Ramon, CA	Mar 12, 2014	Hyatt Affiliate	142	20.8	100%
Hyatt House Santa Clara	Santa Clara, CA	Mar 12, 2014	Hyatt Affiliate	150	40.6	100%
Hyatt Market Street The Woodlands	The Woodlands, TX	Mar 12, 2014	Hyatt Corporation	70	25.8	100%
Hyatt Place Fremont Silicon Valley	Fremont, CA	Mar 12, 2014	Hyatt Affiliate	151	23.5	100%
Hyatt Place Madison Downtown	Madison, WI	Mar 12, 2014	Hyatt Affiliate	151	35.1	100%
Courtyard Portland City Center	Portland, OR	May 22, 2014	Sage Hospitality	256	67.0	100%
Embassy Suites Irvine Orange County	Irvine, CA	May 22, 2014	Sage Hospitality	293	53.0	100%
Hilton Cabana Miami Beach	Miami Beach, FL	Jun 19, 2014	Highgate Hotels	231	71.7	100%
Hyatt Atlanta Midtown	Atlanta, GA	Jul 14, 2014	Interstate Hotels and Resorts	194	49.5	100%
DoubleTree Grand Key Resort (2)	Key West, FL	Sep 11, 2014	Interstate Hotels and Resorts	215	77.0	100%
Total Acquisitions				2,749	$630.7

2013 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions) (1)	% Interest
Courtyard Houston Downtown Convention Center	Houston, TX	Mar 19, 2013	White Lodging Services	191	$34.4	100%
Residence Inn Houston Downtown Convention Center	Houston, TX	Mar 19, 2013	White Lodging Services	171	29.5	100%
Humble Tower Apartments (3)	Houston, TX	Mar 19, 2013	N/A	82	15.6	100%
Courtyard Waikiki Beach	Honolulu, HI	Jun 17, 2013	Highgate Hotels	399	75.3	100%
Vantaggio Suites Cosmo (4)	San Francisco, CA	Jun 21, 2013	N/A	150	29.5	100%
Residence Inn Atlanta Midtown/Georgia Tech (5)	Atlanta, GA	Aug 6, 2013	Interstate Hotels and Resorts	78	5.0	100%
SpringHill Suites Portland Hillsboro	Hillsboro, OR	Oct 8, 2013	InnVentures	106	24.0	100%
Total Acquisitions				1,177	$213.3

Note:
(1) Gross purchase price does not include net closing adjustments. Please refer to the 10-Q for the net purchase price.
(2) Purchase price does not include $1.3 million paid for five condominium units.
(3) This property is currently not open for operations. Conversion to a SpringHill Suites is in progress.
(4) This property is currently not open for operations. Conversion to a Courtyard by Marriott is in progress.
(5) The Company was the successful bidder at a foreclosure sale of the property collateralizing the non-performing loan. The purchase price equates to the original amount paid for the mortgage note in November 2009. In October 2014, the property reopened after a comprehensive renovation as a 90-room hotel.

RLJ Lodging Trust
Pro forma Operating Statistics — Top 50 Assets
(Amounts in thousands, except rooms)
(unaudited)

For the trailing twelve months ended September 30, 2014

Property	City/State	# of Rooms	EBITDA
DoubleTree NYC Metropolitan	New York, NY	764	$19,539
Marriott Louisville Downtown	Louisville, KY	616	15,223
Hilton New York Fashion District	New York, NY	280	10,558
Hilton Garden Inn New York W 35th St	New York, NY	298	10,525
Courtyard Austin Dtwn Conv Ctr	Austin, TX	270	9,557
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	6,645
Courtyard Waikiki Beach	Honolulu, HI	403	6,216
Courtyard Portland City Center	Portland, OR	256	6,156
Fairfield Inn & Suites DC Downtown	Washington, DC	198	6,053
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,045
Embassy Suites Tampa Dtwn Conv Ctr	Tampa, FL	360	5,783
Residence Inn Austin Dtwn Conv Ctr	Austin, TX	179	5,323
Courtyard New York Manhattan Upper East	New York, NY	226	4,966
Hilton Garden Inn SF Oakland Bay Bridge	Emeryville, CA	278	4,927
Courtyard Charleston Historic District	Charleston, SC	176	4,855
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,848
Embassy Suites Boston Waltham	Waltham, MA	275	4,721
Courtyard Houston By The Galleria	Houston, TX	190	4,702
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	4,661
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,567
Hyatt House Emeryville SF Bay Area	Emeryville, CA	234	4,483
Hyatt House Santa Clara	Santa Clara, CA	150	4,464
Residence Inn Bethesda Downtown	Bethesda, MD	187	4,461
Hilton Garden Inn New Orleans Conv Ctr	New Orleans, LA	286	4,396
Homewood Suites Washington DC Downtown	Washington, DC	175	4,394
DoubleTree Grand Key Resort	Key West, FL	215	4,370
Embassy Suites Los Angeles Downey	Downey, CA	219	4,158
Hyatt House San Jose Silicon Valley	San Jose, CA	164	4,116
Residence Inn National Harbor DC	Oxon Hill, MD	162	3,975
Marriott Austin South	Austin, TX	211	3,762
Renaissance Ft Lauderdale Plantation	Plantation, FL	250	3,715
Courtyard Houston Dtwn Conv Ctr	Houston, TX	191	3,692
Hampton Inn Houston Near The Galleria	Houston, TX	176	3,377
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	3,359
Residence Inn Houston Dtwn Conv Ctr	Houston, TX	171	3,353
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,278
Embassy Suites Irvine Orange Cnty Arprt	Irvine, CA	293	3,247
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	3,129
Marriott Chicago Midway	Chicago, IL	200	3,054
Residence Inn Houston By The Galleria	Houston, TX	146	3,035
Hilton Garden Inn Bloomington	Bloomington, IN	168	3,005
Hyatt House Charlotte Center City	Charlotte, NC	163	2,947
Residence Inn Louisville Downtown	Louisville, KY	140	2,891
Hyatt Place Madison Downtown	Madison, WI	151	2,878
Hampton Inn Garden City	Garden City, NY	143	2,867
Hilton Garden Inn Pittsburgh Univ Pl	Pittsburgh, PA	202	2,696
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,598
Residence Inn Indy Dtwn On The Canal	Indianapolis, IN	134	2,572
SpringHill Suites Portland Hillsboro	Hillsboro, OR	106	2,401
Hyatt House Houston Galleria	Houston, TX	147	2,178
Top 50 Assets		11,572	248,721
Other (1)		11,786	146,361
Total Portfolio		23,358	$395,082
Note:
The information above has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture.
(1) Reflects 98 hotels. Disposed hotels and two planned hotel conversions which are underway are not included.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the three months ended September 30, 2014

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q3
NYC	5	97.3%	97.5%	(0.2)%	$247.22	$243.70	1.4%	$240.66	$237.66	1.3%	12%
Chicago	21	83.4%	79.9%	4.4%	137.47	131.86	4.3%	114.64	105.30	8.9%	12%
Austin	14	79.2%	72.8%	8.8%	136.87	130.46	4.9%	108.46	95.02	14.1%	8%
Denver	13	88.8%	83.6%	6.2%	134.50	128.67	4.5%	119.44	107.55	11.1%	9%
Houston	9	81.6%	73.1%	11.6%	148.74	150.37	(1.1)%	121.32	109.93	10.4%	6%
Washington DC	7	82.3%	76.8%	7.2%	166.70	161.22	3.4%	137.20	123.78	10.8%	6%
Other	75	81.4%	78.3%	4.0%	138.08	128.93	7.1%	112.45	100.92	11.4%	47%
Total	144	83.3%	79.5%	4.8%	$149.16	$142.60	4.6%	$124.32	$113.43	9.6%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q3
Focused-Service	122	83.4%	78.9%	5.7%	$141.71	$135.24	4.8%	$118.19	$106.76	10.7%	73%
Compact Full-Service	21	84.4%	82.7%	2.1%	170.21	163.52	4.1%	143.73	135.20	6.3%	23%
Full Service	1	72.5%	69.1%	4.9%	170.02	154.35	10.2%	123.29	106.65	15.6%	4%
Total	144	83.3%	79.5%	4.8%	$149.16	$142.60	4.6%	$124.32	$113.43	9.6%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q3
Upper Upscale	18	80.9%	78.9%	2.6%	$158.68	$149.82	5.9%	$128.42	$118.21	8.6%	21%
Upscale	104	84.6%	80.6%	5.0%	150.79	144.59	4.3%	127.63	116.54	9.5%	71%
Upper Midscale	21	79.3%	73.5%	8.0%	123.13	118.48	3.9%	97.70	87.04	12.2%	8%
Midscale	1	92.1%	92.0%	0.2%	86.45	68.20	26.8%	79.66	62.73	27.0%	0%
Total	144	83.3%	79.5%	4.8%	$149.16	$142.60	4.6%	$124.32	$113.43	9.6%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q3
Residence Inn	33	85.7%	81.0%	5.9%	$132.91	$128.52	3.4%	$113.93	$104.07	9.5%	16%
Courtyard	33	83.2%	78.4%	6.1%	147.22	141.60	4.0%	122.53	111.05	10.3%	23%
Hyatt House	11	86.0%	85.2%	1.0%	152.05	137.00	11.0%	130.82	116.73	12.1%	9%
Fairfield Inn & Suites	10	79.5%	71.9%	10.6%	117.03	113.30	3.3%	93.06	81.43	14.3%	4%
SpringHill Suites	10	83.2%	77.0%	8.1%	111.71	110.39	1.2%	92.95	84.97	9.4%	5%
Hilton Garden Inn	9	82.1%	78.4%	4.8%	174.16	165.43	5.3%	143.00	129.63	10.3%	9%
Hampton Inn	8	80.1%	75.1%	6.6%	130.81	125.80	4.0%	104.72	94.51	10.8%	4%
Marriott	6	77.8%	74.6%	4.3%	151.21	140.86	7.3%	117.65	105.11	11.9%	9%
Embassy Suites	7	80.7%	80.1%	0.8%	142.03	131.35	8.1%	114.67	105.17	9.0%	5%
Renaissance	3	82.3%	79.1%	4.1%	155.52	147.01	5.8%	127.98	116.24	10.1%	3%
Hyatt Place	2	90.5%	89.9%	0.7%	153.49	139.15	10.3%	138.93	125.14	11.0%	2%
DoubleTree	3	93.3%	92.3%	1.1%	219.53	215.90	1.7%	204.77	199.28	2.8%	6%
Homewood Suites	2	82.1%	76.4%	7.5%	164.53	156.42	5.2%	135.06	119.44	13.1%	1%
Hilton	1	98.8%	99.6%	(0.8)%	260.88	268.37	(2.8)%	257.83	267.40	(3.6)%	2%
Hyatt	1	80.5%	77.4%	4.0%	290.48	265.30	9.5%	233.74	205.24	13.9%	1%
Other	5	75.1%	71.0%	5.8%	114.83	103.13	11.3%	86.21	73.18	17.8%	1%
Total	144	83.3%	79.5%	4.8%	$149.16	$142.60	4.6%	$124.32	$113.43	9.6%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude disposed hotels, two planned hotel conversions, and four non-comparable hotels: Residence Inn Atlanta Midtown/Georgia Tech, Hilton Cabana Miami Beach, Hyatt Atlanta Midtown, and Fairfield Inn & Suites Key West.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the nine months ended September 30, 2014

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q3YTD
NYC	5	96.0%	96.8%	(0.8)%	$231.69	$230.96	0.3%	$222.42	$223.56	(0.5)%	11%
Chicago	21	75.7%	73.5%	2.9%	129.36	127.91	1.1%	97.90	94.04	4.1%	9%
Austin	14	81.3%	76.7%	6.0%	148.66	142.86	4.1%	120.87	109.60	10.3%	9%
Denver	13	79.8%	74.5%	7.2%	129.57	124.91	3.7%	103.44	93.02	11.2%	8%
Houston	9	79.1%	76.0%	4.2%	159.78	154.44	3.5%	126.45	117.32	7.8%	7%
Washington DC	7	78.5%	73.5%	6.9%	172.23	171.72	0.3%	135.23	126.15	7.2%	6%
Other	75	79.5%	76.8%	3.5%	140.10	132.05	6.1%	111.32	101.38	9.8%	50%
Total	144	80.4%	77.5%	3.7%	$149.55	$144.22	3.7%	$120.17	$111.75	7.5%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q3YTD
Focused-Service	122	80.0%	76.6%	4.4%	$141.47	$136.46	3.7%	$113.19	$104.58	8.2%	72%
Compact Full-Service	21	82.4%	81.0%	1.8%	170.99	164.51	3.9%	140.98	133.23	5.8%	24%
Full Service	1	71.8%	70.3%	2.1%	182.12	173.07	5.2%	130.78	121.69	7.5%	4%
Total	144	80.4%	77.5%	3.7%	$149.55	$144.22	3.7%	$120.17	$111.75	7.5%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q3YTD
Upper Upscale	18	78.6%	77.5%	1.5%	$162.51	$154.48	5.2%	$127.79	$119.66	6.8%	22%
Upscale	104	81.4%	78.4%	3.9%	149.65	144.69	3.4%	121.85	113.44	7.4%	69%
Upper Midscale	21	76.7%	71.4%	7.3%	128.25	124.86	2.7%	98.30	89.18	10.2%	9%
Midscale	1	87.0%	85.5%	1.7%	73.77	66.13	11.6%	64.19	56.57	13.5%	0%
Total	144	80.4%	77.5%	3.7%	$149.55	$144.22	3.7%	$120.17	$111.75	7.5%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q3YTD
Residence Inn	33	82.5%	78.1%	5.6%	$134.64	$130.93	2.8%	$111.07	$102.24	8.6%	17%
Courtyard	33	78.6%	76.0%	3.4%	145.92	141.50	3.1%	114.76	107.60	6.7%	22%
Hyatt House	11	83.1%	82.8%	0.4%	148.33	135.18	9.7%	123.32	111.93	10.2%	8%
Fairfield Inn & Suites	10	75.7%	70.9%	6.8%	127.09	124.93	1.7%	96.27	88.60	8.7%	4%
SpringHill Suites	10	78.3%	72.9%	7.3%	112.06	111.01	0.9%	87.70	80.94	8.4%	4%
Hilton Garden Inn	9	80.8%	77.9%	3.6%	168.46	163.59	3.0%	136.05	127.47	6.7%	9%
Hampton Inn	8	79.1%	73.7%	7.4%	133.71	128.73	3.9%	105.79	94.85	11.5%	4%
Marriott	6	74.5%	72.5%	2.8%	154.77	147.27	5.1%	115.34	106.81	8.0%	9%
Embassy Suites	7	80.6%	79.7%	1.1%	149.80	139.47	7.4%	120.81	111.22	8.6%	6%
Renaissance	3	76.3%	76.0%	0.5%	157.17	147.49	6.6%	119.97	112.04	7.1%	3%
Hyatt Place	2	86.7%	87.3%	(0.7)%	140.21	127.32	10.1%	121.54	111.13	9.4%	1%
DoubleTree	3	93.6%	91.7%	2.0%	213.22	210.25	1.4%	199.47	192.74	3.5%	6%
Homewood Suites	2	79.8%	76.5%	4.2%	171.48	166.33	3.1%	136.79	127.31	7.4%	2%
Hilton	1	98.9%	99.8%	(0.9)%	249.14	254.52	(2.1)%	246.50	254.02	(3.0)%	2%
Hyatt	1	81.6%	78.5%	4.0%	290.63	268.35	8.3%	237.27	210.61	12.7%	1%
Other	5	72.6%	66.0%	10.1%	115.21	108.76	5.9%	83.69	71.78	16.6%	2%
Total	144	80.4%	77.5%	3.7%	$149.55	$144.22	3.7%	$120.17	$111.75	7.5%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude disposed hotels, two planned hotel conversions, and four non-comparable hotels: Residence Inn Atlanta Midtown/Georgia Tech, Hilton Cabana Miami Beach, Hyatt Atlanta Midtown, and Fairfield Inn & Suites Key West (Q3 only). Fairfield Inn & Suites Key West was closed for a comprehensive renovation during Q3 2014 and therefore its results during the three months ended September 30, 2014 and 2013 are excluded in the table above.